UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          Foot Locker, Inc. (the “Company”) previously reported in its Form 8-K filed with the Securities and Exchange Commission on May 27, 2011 that, in connection with certain organizational changes announced by the Company, the position of President and Chief Executive Officer – Foot Locker, Inc. International, which had been held by Ronald J. Halls, was being eliminated, and Mr. Halls ceased to serve in this position effective at the close of business on May 26, 2011. On June 22, 2011, the Company and Mr. Halls entered into a letter agreement (the “Agreement”) regarding the termination of his employment and retirement from the Company effective July 31, 2011 (the “Termination Date”). A copy of the Agreement is filed as Exhibit 99.1 to this report, and the following summary of the terms of the Agreement is qualified in its entirety by reference to the Agreement.

          The Agreement provides for:

•	A severance payment of $795,000 to Mr. Halls, which reflects the amount of severance provided for under his employment agreement.

•	Payments under the Company’s Supplemental Executive Retirement Plan totaling $582,335.

•	Reimbursement in accordance with the Company’s relocation policy of Mr. Halls’ expenses in relocating his principal residence to New Zealand or Australia within one year of the Termination Date.

•

Continued medical and dental insurance coverage that is substantially the same as those benefits to which actively employed senior executives are entitled. Mr. Halls must pay the cost to obtain the insurance coverage and, to the extent his annual cost exceeds the amount paid by actively employed senior executives, the Company will reimburse him for the difference. The Company will reimburse Mr. Halls for any medical expense that is not covered during the first three years following enrollment due to a pre-existing condition exclusion to the extent that the expense would be covered under the medical plan then-applicable to senior executives of the Company. The Company will reimburse Mr. Halls for any premiums he is required to pay for continuation of medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

•

Eligibility to receive (i) a payment under the Company’s Annual Incentive Compensation Plan for 2011, if any, prorated to his Termination Date, and (ii) long-term incentive award payments for the 2009-2011, 2010-2011, and 2011-2012 performance periods, if any, prorated to his Termination Date.

•	The forfeiture of all unvested restricted stock as of the Termination Date.

•	A non-competition period, including a prohibition on hiring employees of the Company, for two years following the Termination Date.

•	A General Release from Mr. Halls to the Company.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Agreement with Ronald J. Halls dated June 22, 2011

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: June 24, 2011	By:	/s/ Gary M. Bahler

Senior Vice President, General Counsel and Secretary